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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 11, 2003 (except Note 13, as to which the date is April 13, 2004) with respect to the consolidated financial statements of Seneca Gaming Corporation for the year ended September 30, 2003 included in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Seneca Gaming Corporation dated July 23, 2004.

                      /s/ Ernst & Young LLP

Buffalo, New York
July 20, 2004

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Consent of Independent Registered Public Accounting Firm